UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 7, 2015 (May 6, 2015)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2015, Quality Distribution, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gruden Acquisition, Inc., a Delaware corporation (“Parent”) and Gruden Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the acquisition of the Company by Parent. Parent and Merger Sub were formed by funds affiliated with Apax Partners L.P. (“Apax”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

In the Merger, each outstanding share of common stock, no par value, of the Company (the “Company Common Stock”) (other than certain shares to be cancelled pursuant to the Merger Agreement and the shares with respect to which appraisal rights have been properly exercised in accordance with the Florida Business Corporation Act) will be converted into the right to receive $16.00 in cash, without interest (the “Per Share Merger Consideration”).

At the effective time of the Merger (the “Effective Time”), except as otherwise agreed to by Parent and the holder of any unexercised option to purchase Company Common Stock (a “Company Option”), each Company Option that is then-outstanding, whether or not vested or exercisable, will be accelerated and cancelled and without any action on behalf of the holder thereof will entitle the holder thereof to receive, an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Company Common Stock underlying such Company Option, less applicable taxes required to be withheld with respect to such payment.

At the Effective Time, except as otherwise agreed to by Parent and the holder of any restricted stock award, restricted stock unit award or other similar equity award that is not a Company PSA (as defined below) (a “Company RSA”), each Company RSA issued by the Company and which has not already vested and is outstanding as of immediately prior to the Effective Time, will vest in full, be canceled, and the holder thereof will be entitled to receive, for each such Company RSA an amount in cash, without interest, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of shares of Company Common Stock covered by such Company RSA, less applicable taxes required to be withheld with respect to such payment.

At the Effective Time, except as otherwise agreed to by Parent and the holder of any performance share award (a “Company PSA”), each Company PSA which is outstanding as of immediately prior to the Effective Time, will vest at (i) maximum level (as such term is used in the applicable performance share award agreement) for Company PSAs granted in 2014, and (ii) target level (as such term is used in the applicable performance share award agreement) for Company PSAs granted in 2015 (subject to the proration of the number of shares covered by each such Company PSA as set forth below), for each Company PSA an amount in cash, without interest, determined by multiplying (i) the Per Share Merger Consideration by (ii) (x) the number of shares of Company Common Stock covered by each Company PSA granted in 2014 at maximum level (without proration) and (y) twenty-five percent (25%) of the number of shares of Company Common Stock covered by each Company PSA granted in 2015 at target level, in each case less applicable Taxes required to be withheld with respect to such payment.

The closing of the Merger is subject to customary closing conditions, including, among others: (i) approval and adoption of the Merger Agreement by the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company Common Stock (the “Company Requisite Vote”), (ii) the absence of any order, injunction, ruling, decree or judgment issued by a court or agency of competent jurisdiction restraining, enjoining or otherwise preventing the completion of the Merger or any other material transaction contemplated by the Merger Agreement, and (iii) expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the Company’s and Parent’s obligations to complete the

Merger are subject to certain other conditions, including (x) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (y) compliance by the other party with its covenants in all material respects, and (z) no events having occurred since the date of execution of the Merger Agreement that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company. The Merger is not subject to a financing condition.

The Merger Agreement contains various representations, warranties and covenants of each party, including, among others, covenants providing for the Company and its subsidiaries to conduct its business in all material respects in the ordinary course of business and in a manner consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time. Each party has agreed to use its respective reasonable best efforts to take all actions to cause the Merger to be consummated and to obtain antitrust approvals.

The Company and Parent have agreed that, during the period beginning on the date of the execution of the Merger Agreement and continuing until 11:59 p.m., Eastern time, on June 15, 2015 (the “Go-Shop Period”), the Company and its representatives may (i) initiate, solicit, facilitate and encourage any inquiry or the making of any proposals or offers relating to certain alternative transactions, including by providing access to non-public information relating to the Company and its subsidiaries pursuant to a confidentiality agreement and (ii) engage and enter into, continue and otherwise participate in discussions or negotiations with respect to potential alternative transactions or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations.

Following the Go-Shop Period, the Company will be subject to customary “no shop” restrictions prohibiting the Company, its subsidiaries and their respective representatives from (i) soliciting proposals relating to certain alternative transactions or (ii) entering into discussions or negotiations or providing non-public information in connection with any proposal for an alternative transaction from a third party. However, after the Go-Shop Period, the Company may continue to engage in discussions and negotiations with any third party that made a bona fide alternative acquisition proposal prior to the end of the Go-Shop Period that remains pending and has not been withdrawn and that the Company’s board of directors, or a committee thereof, determines in good faith constitutes or would be reasonably expected to lead to a superior proposal (such third party, an “Excluded Party”).

At any time prior to obtaining the Company Requisite Vote, under specified circumstances the Company’s board of directors may change its recommendation regarding the Merger and, if such change of recommendation is made in response to a superior proposal, the Company may also terminate the Merger Agreement to accept such superior proposal upon payment of the termination fee described below.

The Merger Agreement contains certain termination rights for both the Company and Parent, including if the Merger is not completed on or before November 6, 2015, or if the Company Requisite Vote is not obtained.

The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, including termination of the Merger Agreement by Parent as a result of a change of recommendation by the Company’s board of directors or a termination by the Company to accept a superior proposal, the Company will be required to pay Parent a termination fee of (i) $8.2 million if such termination occurs in respect of a superior proposal from an Excluded Party or (ii) in all other circumstances where the Company is obligated to pay a termination fee, $16.7 million. In addition, upon termination of the Merger Agreement by the Company or Parent under specified circumstances, the Company will be required to reimburse Parent and its affiliates for transaction expenses up to $3.0 million.

Upon termination of the Merger Agreement by the Company under specified circumstances, Parent will be required to pay the Company a Parent termination fee of $32.0 million.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by funds affiliated with Apax, and (ii) debt financing to be provided by Deutsche Bank AG New York Branch, Bank of America, N.A., Jefferies Finance LLC, MIHI LLC and SunTrust Bank. Further, funds affiliated with Apax have entered into a parent fee commitment letter with Parent, and to which the Company is an express third party beneficiary, to pay Parent up to $32.5 million in the aggregate if Parent is required to pay the Parent termination fee or make certain other specified payments to the Company, subject to the terms and conditions set forth in the parent fee commitment letter.

This summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

The representations and warranties of each of the parties set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Merger Agreement, (ii) are subject to the materiality standards contained in the Merger Agreement that may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

Item 7.01	Regulation FD Disclosure.

On May 6, 2015, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 6, 2015, by and among Quality Distribution, Inc., Gruden Acquisition, Inc. and Gruden Merger Sub, Inc.*

99.1	Press Release of Quality Distribution, Inc. and Apax Partners L.P. dated May 6, 2015

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Form 8-K contains, and other written or oral statements made by or on behalf of The Company may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the Securities and Exchange Commission (SEC) or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding shareholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain Company Requisite Vote or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 13, 2015. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and in its definitive proxy statement relating to its 2015 annual meeting of stockholders filed with the SEC on April 24, 2015. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.qualitydistribution.com/.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Apax Partners and its affiliates. In connection with the proposed transaction, the Company will file with the SEC and furnish to its stockholders a proxy statement and other relevant documents. QUALITY STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (https://www.qualitydistribution.com/) or by directing a request to: Quality Distribution, Inc., 4041 Park Oaks Blvd., Suite 200, Tampa, FL 33610, Attention: Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: May 7, 2015	By:	/s/ Gary R. Enzor
	Name:	Gary R. Enzor
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 6, 2015, by and among Quality Distribution, Inc., Gruden Acquisition, Inc. and Gruden Merger Sub, Inc.*

99.1	Press Release of Quality Distribution, Inc. and Apax Partners L.P. dated May 6, 2015

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.